Exhibit (a)(10)



                                                           [WESTERN ATLAS LOGO]



         Corporate Offices                         Western Atlas Inc.
                                                   360 North Crescent Drive
                                                   Beverly Hills, California
                                                   90210-4867
                                                   310.888.2580/2575

         FOR IMMEDIATE RELEASE                     NEWS
         Contact: Dick Koerber (310) 888-2575      RELEASE




         WESTERN ATLAS RECEIVES
         ALL REGULATORY APPROVALS
         FOR NORAND TENDER OFFER

              BEVERLY HILLS, Calif. - February 20, 1997 - Western Atlas Inc.

         (NYSE: WAI) announced today that it had received all regulatory approvals needed to complete its pending cash tender offer for all shares of outstanding common stock of Norand Corporation.  The tender offer is currently scheduled to expire at midnight (EST) on February

         21, 1997.


              Although the acquisition of Norand will be subject to post-closing review by competition authorities in certain foreign jurisdictions,

         those reviews will not affect the tender offer.


              Headquartered in Beverly Hills, California, Western Atlas is a

         global supplier of oilfield information services and industrial automation systems with annual revenues of more than $2.5 billion.

                                           ###

                                                                         WAI085